LIMITED POWER OF ATTORNEY

			KNOW ALL MEN BY THESE PRESENTS that the
undersigned has constituted, made and appointed, and by these presents does make, constitute and appoint Catherine A. Duncan and William R. Blanton his or her true and lawful Attorney-in-Fact, who may do for the undersigned and on his or her behalf all of the following:

1. To execute and deliver
any filings made with respect to the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, as filed relating to the securities of CNB Holdings, Inc., a Georgia corporation.

2. To do,
execute and perform any other act, matter or thing whatsoever that ought to be done, executed and performed or in the opinion of the Attorneys-in-Fact ought to be done, executed or performed in or about the performance of the foregoing powers set forth in paragraph 1 hereof.

3. All parties
dealing with any of the undersigned's Attorneys-in-Fact in connection with said powers under paragraph 1 may rely fully upon their power and authority herein, to act for the undersigned and on his or her behalf and in his or her name, and such parties shall be fully protected in so acting, prior to their receipt of notice of any termination hereof by operation of law or otherwise and to such effect the undersigned is hereby bound.

The
undersigned has ratified and confirmed, and by these presents does hereby ratify and confirm all that the Attorneys-in-Fact appointed hereby may lawfully do by virtue hereof.

			IN WITNESS WHEREOF, the undersigned
has granted this Limited Power of Attorney as of the date indicated:


/s/ William R. Blanton		  May 24, 2004
______________________
William
R. Blanton

/s/ Theodore J. LaVallee, Sr.	May 24, 2004

______________________
Theodore J. LaVallee, Sr.

/s/ Joe E.
McCart			  May 25, 2004
______________________
Joe E. McCart

/s/
Edgar H. Sims			  May 26, 2004
______________________
Edgar H. Sims


/s/ Richard T. Smith		    May 25, 2004
______________________
Richard
T. Smith

/s/ Neil H. Strickland		  May 24, 2004

______________________
Neil H. Strickland